UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):       May 23, 2013

VIROPHARMA INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	0-021699 (Commission File Number)	23-2789550 (I.R.S. Employer Identification Number)

730 STOCKTON DRIVE, EXTON, PENNSYLVANIA	19341
(Address of Principal Executive Offices)	(Zip Code)

(610) 458-7300 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In March 2013, the Compensation Committee of the Board of Directors of ViroPharma Incorporated (the “Company”) adopted, subject to stockholder approval, the ViroPharma Incorporated Annual Incentive Plan (the “Plan”), to allow the award of cash incentive compensation to the Company’s employees based on the performance of (i) the Company, (ii) certain Company business units and (iii) individual employees.  The Company and its subsidiaries are eligible to participate in the Plan.  The Plan meets the requirements of 162(m) of the Internal Revenue Code and will allow the Compensation Committee to designate awards as “qualified performance-based compensation” under Section 162(m).  On May 23, 2013, the Plan was approved by stockholders at the Company’s 2013 Annual Meeting of Stockholders (the “Annual Meeting”).

The foregoing summary description of the Plan is qualified in its entirety by reference to the actual terms of the Plan, which was attached as Annex A of the Company’s 2013 Proxy Statement (the “Proxy Statement”), as filed with the Securities and Exchange Commission on April 19, 2013.  For additional information regarding the Proposal, stockholders are encouraged to refer to Proposal 2 located on pages 16-19 of the Proxy Statement.

Item 5.07              Submission of Matters to a Vote of Security Holders.

Matters voted on by stockholders at the Annual Meeting included (1) the election of two Class II directors to the Company’s Board of Directors, (2) the adoption of the Plan, (3) the advisory vote on the compensation of the Company’s named executive officers, and (4) the ratification of the Company’s appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.  A total of 65,258,191 shares of the Company’s common stock were entitled to vote as of April 2, 2013, the record date for the Annual Meeting, of which 60,684,517, or 92.99%, were present in person or by proxy at the Annual Meeting, which constituted a quorum.  The stockholders were asked to vote on four proposals.  Set forth below are the matters acted upon by stockholders and the final voting results of each such proposal.

Proposal 1.  Election of Directors

Stockholders of the Company were asked to elect William D. Claypool, M.D. and Julie H. McHugh to serve as Class II directors of the Board for a three-year term expiring on the date of the Company’s 2016 Annual Meeting of Stockholders. The results of the vote taken at the Annual Meeting with respect to the election of William D. Claypool, M.D. and Julie H. McHugh as Class II directors were as follows:

	For	Withheld	Broker Non-Votes
William D. Claypool, M.D.	51,780,445	653,095	8,250,977
Julie H. McHugh	51,780,888	652,652	8,250,977

The terms of office of the following directors who did not stand for re-election continued after the Annual Meeting (i) the Class III directors serving until 2014 are John R. Leone, Vincent J. Milano and Howard H. Pien and (ii) the Class I directors serving until 2015 are Paul A. Brooke, Michael R. Dougherty and Robert J. Glaser.  Based upon the votes set forth above, William D. Claypool, M.D. and Julie H. McHugh were duly elected to serve as directors of the Company for a three-year term, ending at the 2016 Annual Meeting.

Proposal 2.  Adoption of the Annual Incentive Plan

With respect to the adoption of the Company’s Annual Incentive Plan, the votes were as follows:

	For	Against	Abstentions	Broker Non-Votes
Annual Incentive Plan	51,316,456	1,072,409	44,675	8,250,977

Proposal 3. Advisory Vote on the Compensation of the Company’s Named Executive Officers

The compensation of the named executive officers as disclosed in the Company’s Proxy Statement pursuant to Item 402 of Regulation S-K under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) was approved, on an advisory basis, by the stockholders by the votes set forth in the table below:

	For	Against	Abstentions	Broker Non-Votes
Advisory Vote on Executive Compensation	51,468,515	910,656	54,369	8,250,977

Proposal 4. Ratification of Selection of Independent Registered Public Accounting Firm

The ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 received the following votes:

	For	Against	Abstentions	Broker Non- Votes
Ratification of KPMG LLP	59,506,409	767,748	410,360	0

Based upon the votes set forth above, the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 was duly ratified by the stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIROPHARMA INCORPORATED

Date: May 24, 2013	By:	/s/ J. Peter Wolf
J. Peter Wolf
Vice President, General Counsel and Secretary